EXHIBIT P-1

State Form Letter -- WP



          Exhibit P 2(a)

          File No. 70-98**


                            Date



Pennsylvania Public Utility Commission



     Re: Allegheny Energy, Inc. /SEC File No. 70-98**

Dear Chairman / person:

     Allegheny Energy, Inc. ("Allegheny"), a registered public utility holding company and owner of West Penn Power Company ("West Penn") an electric and natural gas utility, has filed an application-declaration with the United States Securities and Exchange Commission on Form U-1 in the above docket (the "U-1") pursuant to the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), requesting greater authority to invest in exempt wholesale generators ("EWGs") and foreign utility companies ("FUCOs"). Specifically, Allegheny has requested over a five-year period to make additional investments of up to $2 billion in EWGs and FUCOs, supplementing existing SEC authority for EWG/FUCO investments capped at an amount equal to 100% of Allegheny's consolidated retained earnings.

     As part of the SEC approval process, Allegheny is required to solicit letters from the state commissions which have jurisdiction over its utilities stating that the requested investment authority in EWGs and FUCOs will not impair the ability of the Pennsylvania Public Utility Commission ("Commission") to regulate the jurisdiction utility or to protect retail customers. West Penn's retail rates are subject to the jurisdiction of this commission. Accordingly, Allegheny requests that based on:

  (1) this Commission's statutory authority to supervise and regulate electric and gas utilities and all matters relating to the performance of their public duties and their charges therefore, and to correct any abuses of such utilities,

  (2) the representations set forth in the U-1, including but not limited to the representations that the assets of West Penn will not be pledged or encumbered and that West Penn will not seek higher rates for potential losses or
      inadequate  returns arising from   any  EWG  and  FUCO
      investments, and

  (3) Allegheny's representation that it will timely inform this Commission when Allegheny actually acquires ownership in EWGs or FUCOs pursuant to its proposal this Commission issued a letter to the SEC, substantially in the form attached hereto, affirming that the Commission is of the view that Allegheny's proposal will not impair the ability of this Commission to regulate West Penn or protect its retail customers.

     Please note, nothing in this letter should be interpreted or used to restrict, limit or otherwise diminish the ability of this Commission or its staff to freely make comments or take positions regarding Allegheny's proposed investments or EWG strategy in any forum, including without limitation any subsequent public comments solicited by the SEC in this proceeding, any proceeding before the Federal Energy Regulatory Commission or any state proceeding. Moreover, the opinion of this Commission is expressly conditioned on and is subject to being revised or withdrawn by this Commission, if it deems that action to be appropriate.


                                           Sincerely,


     Attachment

                                        EXHIBIT P-2(A)

State Form Letter -- PE



          Exhibit P 2(a)

          File No. 70-98**


                            Date


Maryland Public Service Commission
Virginia State Corporation Commission
West Virginia Public Service Commission


     Re: Allegheny Energy, Inc. /SEC File No. 70-98**

Dear Chairman / person:

     Allegheny Energy, Inc. ("Allegheny"), a registered public utility holding company and owner of The Potomac Edison Company ("Potomac Edison") an electric utility, has filed an application-declaration with the United States Securities and Exchange Commission on Form U-1 in the above docket (the "U-1") pursuant to the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), requesting greater authority to invest in exempt wholesale generators ("EWGs") and foreign utility companies ("FUCOs"). Specifically, Allegheny has requested over a five-year period to make additional investments of up to $2 billion in EWGs and FUCOs, supplementing existing SEC authority for EWG/FUCO investments capped at an amount equal to 100% of Allegheny's consolidated retained earnings.

     As part of the SEC approval process, Allegheny is required to solicit letters from the state commissions which have jurisdiction over its utilities stating that the requested investment authority in EWGs and FUCOs will not impair the ability of the state Commission to regulate the jurisdiction utility or to protect retail customers. Potomac Edison's retail rates are subject to the jurisdiction of this commission. Accordingly, Allegheny requests that based on:

  (4) this Commission's statutory authority to supervise and regulate electric and gas utilities and all matters relating to the performance of their public duties and their charges therefor, and to correct any abuses of such utilities,

  (5)  the representations set forth in the U-1, including but not limited to the representations that the assets of Potomac Edison will not be pledged or encumbered and that Potomac Edison will not seek higher rates for potential
      losses or inadequate returns arising from   any EWG and FUCO
      investments, and

  (6) Allegheny's representation that it will timely inform this Commission when Allegheny actually acquires ownership in EWGs or FUCOs pursuant to its proposal.

this Commission issued a letter to the SEC, substantially in the form attached hereto, affirming that the Commission is of the view that Allegheny's proposal will not impair the ability of this Commission to regulate Potomac Edison or protect its retail customers.

     Please note, nothing in this letter should be interpreted or used to restrict, limit or otherwise diminish the ability of this Commission or its staff to freely make comments or take positions regarding Allegheny's proposed investments or EWG strategy in any forum, including without limitation any subsequent public comments solicited by the SEC in this proceeding, any proceeding before the Federal Energy Regulatory Commission or any state proceeding. Moreover, the opinion of this Commission is expressly conditioned on and is subject to being revised or withdrawn by this Commission, if it deems that action to be appropriate.


                                        Sincerely,


     Attachment

                                        EXHIBIT P-2(A)

State Form Letter -- MP



          Exhibit P 2(a)

          File No. 70-98**


                            Date



Ohio Public Utility Commission
West Virginia Public Service Commission


     Re: Allegheny Energy, Inc. /SEC File No. 70-98**

Dear Chairman / person:

     Allegheny Energy, Inc. ("Allegheny"), a registered public utility holding company and owner of Monongahela Power Company ("Monongahela Power") an electric and natural gas utility, has filed an application-declaration with the United States Securities and Exchange Commission on Form U-1 in the above docket (the "U-1") pursuant to the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), requesting greater authority to invest in exempt wholesale generators ("EWGs") and foreign utility companies ("FUCOs"). Specifically, Allegheny has requested over a five-year period to make additional investments of up to $2 billion in EWGs and FUCOs, supplementing existing SEC authority for EWG/FUCO investments capped at an amount equal to 100% of Allegheny's consolidated retained earnings.

     As part of the SEC approval process, Allegheny is required to solicit letters from the state commissions which have jurisdiction over its utilities stating that the requested investment authority in EWGs and FUCOs will not impair the ability of the state Commission to regulate the jurisdiction utility or to protect retail customers. Monongahela Power's retail rates are subject to the jurisdiction of this commission. Accordingly, Allegheny requests that based on:

  (7) this Commission's statutory authority to supervise and regulate electric and gas utilities and all matters relating to the performance of their public duties and their charges therefore, and to correct any abuses of such utilities,

  (8)  the representations set forth in the U-1, including but not limited to the representations that the assets of Monongahela Power will not be pledged or encumbered and that Monongahela Power will not seek higher rates for potential
      losses or inadequate returns arising from   any EWG and FUCO
      investments, and

  (9) Allegheny's representation that it will timely inform this Commission when Allegheny actually acquires ownership in EWGs or FUCOs pursuant to its proposal.

this Commission issued a letter to the SEC, substantially in the form attached hereto, affirming that the Commission is of the view that Allegheny's proposal will not impair the ability of this Commission to regulate Monongahela Power or protect its retail customers.

     Please note, nothing in this letter should be interpreted or used to restrict, limit or otherwise diminish the ability of this Commission or its staff to freely make comments or take positions regarding Allegheny's proposed investments or EWG strategy in any forum, including without limitation any subsequent public comments solicited by the SEC in this proceeding, any proceeding before the Federal Energy Regulatory Commission or any state proceeding. Moreover, the opinion of this Commission is expressly conditioned on and is subject to being revised or withdrawn by this Commission, if it deems that action to be appropriate.


                                                Sincerely,


     Attachment